UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 26, 2004

BULLDOG TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-50321
(Commission File Number)

980377543
(IRS Employer Identification No.)

301 - 11120 Horseshoe Way, Richmond, British Columbia, Canada V7A 5H7
(Address of principal executive offices and Zip Code)

(604) 271-8656
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

On August 26, 2004 the Registrant issued a news release announcing that it has appointed Pan Donohue as National Sales Manager.

Pat brings over 20 years of transportation industry technology applications and solution sales experience to Bulldog. Pat has held increasingly senior sales roles in the transportation industry, with market leaders including United Parcel Service and Logistics Technology Division (Roadnet Technologies). Pat has also held senior sales roles with Qualcomm's Wireless Business Solutions Group, ARINC Incorporated, Surface Transportation Division, and EMS Technologies' SATCOM Division.

During Pat's extensive sales career he has obtained valuable and extensive experience in all areas of surface transportation, including: fleet dispatch, asset tracking and security, and wireless communications (satellite and terrestrial). Pat holds a Bachelor of Arts Degree (Business/Finance) from Towson University, Towson, Maryland and a Master of Business Administration Degree (Marketing) from Loyola College, Baltimore, Maryland.

Item 9.01. Financial Statements and Exhibits.

99.1 News Release issued by the Registrant on August 9, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BULLDOG TECHNOLOGIES INC.

/s/ John Cockburn
By: John Cockburn
President, Chief Executive Officer, Secretary, and Director
Date: August 27, 2004